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                                                                    EXHIBIT 99.1

     Qwest Acquires 40,000 Business Customers Through Purchase of Phoenix Network Inc.


Tuesday, January 6, 1998

DENVER--Qwest and Phoenix Network today announced Qwest has signed a definitive merger agreement to acquire publicly-held Phoenix Network, Inc. of Golden, Colorado.

Phoenix Network is a non-facilities-based reseller of long distance services. Phoenix Network currently has approximately 40,000 customers, almost exclusively in the business market, and has generated approximately $75 million in revenues over the last twelve months.

Under the terms of the acquisition, $28.5 million of Qwest common stock and up to $4 million of cash will be exchanged for the outstanding shares of Phoenix Network as of the close of the acquisition. The cash portion of the consideration is being withheld pending the outcome of litigation to which Phoenix Network or its affiliates may have certain potential liability. It is estimated that approximately 36 million shares of Phoenix Network common stock will be outstanding at that time. The transaction is subject to the approval of the Phoenix Network stockholders, the receipt of certain state and federal regulatory approvals and the satisfaction of other customary closing conditions and is expected to close in the second quarter of 1998.

"Qwest is aggressively pursuing the extremely profitable business market with voice and data services," said Joseph P. Nacchio, president and CEO of Qwest. "The acquisition of Phoenix Network propels us forward to accomplish these goals by giving us a solid business customer base and supplementing our growing nationwide sales channels."

"We are happy for our employees, customers and stockholders who will benefit from integrating our resources with those of Qwest Communications," said Wallace Hammond, president and CEO of Phoenix Network. "The combined resources will be powerful in delivering world-class, next-generation voice and data services to the business community."

The Qwest Macro Capacity(SM) Network

Qwest's planned domestic 16,000 mile network will serve over 125 cities, which represent approximately 80 percent of the data and voice traffic originating in the United States, upon its scheduled completion in the second quarter of 1999. Currently, 3,350 miles are activated from Los Angeles to Indianapolis; and from Dallas to Houston. Qwest is also extending its network 1,400 miles into Mexico with completion slated for late third quarter 1998.

The Qwest Macro Capacity Fiber network is designed with a highly reliable and secure bi-directional, line switching OC-192 SONET ring architecture. Upon completion, the network will offer a self-healing system that provides the ultimate security and reliability by allowing instantaneous rerouting in the event of a fiber cut.

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About Phoenix Network

Phoenix Network, Inc. (AMEX:PHX) is an inter-exchange carrier (IXC) which, in addition to core long distance, offers Internet access, enhanced fax broadcast services, international call-back, conference calling, travel cards, debit cards, custom invoices, management reports, and a variety of other products and services. Phoenix Network's World Wide Web address is http://www.phoenixnet.com.

About Qwest

Qwest Communications International Inc. (NASDAQ:QWST) is a multimedia communications company building a high-capacity, fiber optic network for the 21st century. With its cutting-edge technology, Qwest will deliver high-quality voice, data and video connectivity securely and reliably to businesses, consumers and other communications service providers. Further information is available at www.qwest.net.

This announcement is not an offer to sell or a solicitation to buy any securities of Qwest. The offering with respect to the proposed acquisition of Phoenix Network will be made only by the proxy statement/prospectus that will be distributed to stockholders of Phoenix Network in connection with their consideration of the transaction.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to complete the network on schedule, volatility of stock price, financial risk management and future growth subject to risks.


           CONTACT:   Qwest Communications, Denver
               Lisa Hempel, 303/291-1708 (Corporate Contact) lhempel@qwest.net
               Lee Wolfe, 800/567-7296 (Investor Contact) lwolfe@qwest.net http://www.qwest.net

                     or

               Alexander Communications (Media Contact)
               Alison Schwartz, 303/615-5070
               Aschwart@alexander-pr.com
               http://www.alexander-pr.com

                     or

               Phoenix Network, Golden
               Monica Williamson, 303/215-5510
               http://www.phoenixnet.com